CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Paramount Supply Inc. (the "Company") on Form 10-Q for the three and nine months ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tongqing Bao, Principal Executive Officer and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Tongqing Bao

Tongqing Bao

Principal Executive Officer

Principal Financial Officer

August 24, 2017